UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	March 8, 2006

(Date of earliest event reported):	March 7, 2006

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Registrant will restate its annual financial statements for the years ended December 31, 2004 and 2003, as well as its interim financial statements through September 30, 2005, to correct classification errors within the Consolidated Statements of Cash Flows included in those financial statements for amounts derived from activities at the Registrant’s 91% owned subsidiary, CNA Financial Corporation (“CNA”). These corrections resulted from a recent review and analysis by CNA of the classifications of its cash flows.

The Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003 will be restated to reflect the following:

•
CNA’s net purchases and sales of trading securities and changes in the net receivables/payables from CNA’s unsettled investment purchases and sales related to trading securities, previously classified within investing activities, will be reclassified to cash flows from operating activities.

•
Cash flows from equity method investees of CNA will be reclassified to distinguish between return on investments, which will be reflected within operating cash flows, and return of investments, which will be reflected within investing cash flows. Previously, all amounts were reflected within investing cash flows.

•
Deposits and withdrawals related to CNA’s investment contract products will be reflected within financing cash flows. Previously, amounts related to certain of these investment contracts were reflected within operating cash flows.

•	The impact of cumulative translation adjustments at CNA, previously reflected within investing activities, will be classified within operating activities.

As a result of the restatements, the Registrant’s previously reported cash flows from continuing operations provided (used) by operating, investing and financing activities will be increased or decreased for the years ended December 31, 2004 and 2003 as follows:

Years ended December 31	2004	2003
(In millions)

Cash flows from continuing operations provided (used) by:
Operating activities
As originally reported	$2,821.1	$2,783.8
Impact of restatements	377.2	405.1

Revised for restatements	$3,198.3	$3,188.9

Investing activities
As originally reported	$(3,977.3)	$(2,871.6)
Impact of restatements	(82.5)	(353.6)

Revised for restatements	$(4,059.8)	$(3,225.2)

Financing activities
As originally reported	$1,195.3	$84.7
Impact of restatements	(306.9)	(63.8)

Revised for restatements	$888.4	$20.9

This restatement is attributable to the fact that CNA did not have an effectively designed control process to ensure correct classification of its cash flow activity which is reflected in the Registrant’s Consolidated Statements of Cash Flows. The restatements related to cash flows will have no impact on the total change in cash from continuing operations within the Registrant’s Consolidated Statements of Cash Flows.

As a result of this restatement, and the restatement to correct CNA’s accounting for discontinued operations, as disclosed on Form 8-K filed with the Securities and Exchange Commission on February 16, 2006, the Registrant’s consolidated financial statements for 2001 through 2004, and the related independent registered public accounting firm’s reports thereon, as well as the Registrant’s interim financial statements through September 30, 2005, should no longer be relied upon. The Registrant’s consolidated financial statements as of and for the year ended December 31, 2005, to be included in its Annual Report on Form 10-K for such year, will include the effects of this restatement.

In addition, the Registrant will revise its 2004 and 2003 Consolidated Statements of Cash Flows to separately disclose the operating, investing and financing portions of the cash flows attributable to discontinued operations, as well as to include the cash balances related to discontinued operations in the Consolidated Statements of Cash Flows.

The determination to restate was made by the Audit Committee of the Registrant’s Board of Directors on March 7, 2006 upon Registrant management’s recommendation and in consultation with Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: March 8, 2006	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary